UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 15, 2008

NAVIGANT CONSULTING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
30 S. Wacker, Chicago, IL 60611
(Address of Principal Executive Offices) (Zip Code)
(312) 573-5600
(Registrant’s telephone number, including area code)
N.A.
(Former Name or Former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.	Entry into a Material Definitive Agreement.
On August 15, 2008, the Board of Directors of Navigant Consulting, Inc. (the “Company”) unanimously resolved to amend compensation for Directors that are not employees of the Company as follows:

Compensation Components	Amount
Annual Board Retainer (cash)	$60,000

Board Meeting Fee (cash)	$2,500

Committee Chair Retainer (cash)	$20,000 (Audit Committee) $10,000 (Other Committees)

Committee Meeting Fee (cash)	$2,500 (Audit) $2,000 (Other Committees)

Annual Equity Award	$100,000 (fixed dollar amount — delivered 75% stock, 25% options)

Initial Election Equity Award	$175,000 (fixed dollar amount — delivered 75% stock, 25% options)
     In addition, the Board determined that all retainer and fee payments would be made in cash only.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.
Date: August 19, 2008	By:	/s/ Richard X. Fischer
Richard X. Fischer
Vice President, General Counsel and Secretary